Media:	Investors:
Thomas Furr Smart Online Inc. 919-765-5000 tfurr@smartonline.com	David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com

Valdis Hellevik
Axis Public Relations
650-401-7700
valdis@axispr.com

Smart Online’s Small Business Platform
Now Includes Integrated Shipping Application

Small Businesses Easily Manage Shipping Activities; Information Automatically
Available Across Existing Applications

RESEARCH TRIANGLE PARK, N.C., September 27, 2005 — Smart Online Inc. (OTCBB: SOLN), a leading provider of Software-as-Services (SaS) for the small-to-medium size business (SMB) market, today announced that its OneBiz Conductor™ small business platform now includes a full-featured shipping application easily accessible from its Dashboard. The shipping Application Program Interface (API), provided by a leading shipping services provider, was seamlessly integrated with OneBiz Conductor’s open platform. Shipping information is now automatically updated in real-time and available across OneBiz Conductor’s existing applications to enable customers to manage daily business processes from a single location.

“Smart Online’s platform now includes an easy-to-use shipping engine in the Dashboard to allow our customers to ship, view and track information without ever having to leave their business applications,” said Michael Nouri, president and CEO, Smart Online Inc. “We offer a unified view of business activities right on our users desktops to enable them to make faster decisions.”

About Smart Online’s OneBiz Conductor™
Today’s small-and-medium size businesses require a cost-effective, efficient and easy-to-use method of managing daily business operations so they can focus on decision-making and revenue generation. Smart Online’s OneBiz Conductor is a comprehensive, Web-native business application platform to enable businesses to operate efficiently. Accessing a simple-to-use “Dashboard” offers a single view of daily business activities and fully integrated business applications and workflow modules. A business owner or a dispersed workgroup is enabled with secure access to a complete calendaring system, business contact management system, a full-featured shipping module, and human resource application that are updated and maintained in real-time. Smart Online’s easy-to-use, wizard-driven applications are available on a stand-alone basis for a nominal per-use fee, or a full subscription to the OneBiz Conductor platform is presently available for $29.95 per month by accessing http://www.smartonline.com.

About Smart Online Inc.
Smart Online Inc.(OTCBB: SOLN) is a pioneer of Web-native applications, and is the first provider to offer a private-labeled online business platform that enables Web delivery of applications and services used to start, grow and run small-to-medium size businesses (SMBs). In 1999, Smart Online converted its business applications to a Software-as-Service (SaS) Web delivery model. Today, the company markets it’s Web-based business applications to customers via http://www.smartonline.com and private-labels its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites Smart Online’s applications to enable their customers to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

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Smart Online, the Smart Online logo, and OneBiz Conductor are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward Looking Statements
Statements in this press release that are “forward-looking statements,” which include plans for products, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factor Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All information in this press release is as of September 27, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.